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                                                                   EXHIBIT 10.32

   Summary of Key Terms of Additional Compensation Between AMIS Holdings, Inc. and Christine King

Name:             Christine King

Title:            President and Chief Executive Officer

Base Salary:      Increased to $500,000 in 2004

Bonus Plan:       Eligible for participation in the company's Key Manager
                  Incentive Program and Sales Incentive Plan with a target payout at 100% of base salary and a maximum payout of 150% of base salary